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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITOR


As independent certified public accountants for the year ended December 31, 2001, we have issued our report dated February 18, 2002 (except for Note 5 and 19 as to which the date is May 1, 2003) included in Military Resale Group, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the inclusion of said report in Registration Statement No. 333-75630 of Military Resale Group, Inc. on Form SB-2 and in Registration Statement Nos. 333-103964, 333-102353 and 333-81258 of Military Resale Group, Inc. on Form S-8.




                                         /s/ Michael Johnson & Co., LLC


Denver , Colorado
May 1, 2003



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